Exhibit 5.2

Borden Ladner Gervais LLP Bay Adelaide Centre, East Tower 22 Adelaide Street West Toronto, ON, Canada M5H 4E3 T 416.367.6000 F 416.367.6749 blg.com

May 23, 2023

730 Fountain Street North

Building 3

Cambridge, Ontario

N3H 4R7

Dear Sirs/Mesdames:

Re:             ATS Corporation – Registration Statement on Form F-10

We refer to the registration statement on Form F-10 dated May 23, 2023 (the “Registration Statement”) of ATS Corporation to which this consent is exhibited. We hereby consent to the use of our firm name on the face page of the Registration Statement, in the short form base shelf prospectus included therein under the heading “Legal Matters” and in the shelf prospectus supplement included therein under the heading “Legal Matters” and to the references to and the use of our opinion under the heading “Canadian Federal Income Tax Considerations”.

In giving such consent we do not thereby admit that we are in the category of persons whose consent is required by the United States Securities Act 1933, as amended or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Borden Ladner Gervais LLP

Borden Ladner Gervais LLP

Toronto, ON

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